REVOLVING LINE OF CREDIT NOTE

$125,000,000.00Conshohocken, Pennsylvania May 22, 2019

FOR VALUE RECEIVED, the undersigned GLOBUS MEDICAL, INC. and GLOBUS MEDICAL NORTH AMERICA, INC. ("Borrower")promises to pay to the order of WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank") at its office at MAC Y1392-080 , 300 Barr Harbor Drive, 8111  Floor   , Suite 850, Conshohocken, Pennsylvania 19428, or at such other place as the holder hereof may designate, in lawful money of the United States of America and in immediately available funds, the principal sum of One Hundred Twenty-Five Million Dollars ($125,000,000.00), or so much thereof as may be advanced and be outstanding pursuant to the terms of the Credit Agreement, as defined herein, with interest thereon, to be computed on each advance from the date of its disbursement as set forth herein.

DEFINITIONS:

As used herein, the following terms shall have the meanings set forth after each, and any other term defined in this Note shall have the meaning set forth at the place defined:

(a)"Daily One Month LIBOR" means, for any day, the rate of interest equal to LIBOR then in effect for delivery for a one (1) month period.

(b)"LIBOR" means (i) for the purpose of calculating effective rates of interest for loans making reference to LIBOR Periods, the rate of interest per annum determined by Bank based on the rate for United States dollar deposits for delivery on the first day of each LIBOR Period for a period approximately equal to such LIBOR Period as published by the ICE Benchmark Administration Limited, a United Kingdom company, at approximately 11:00 a.m., London time, two London Business Days prior to the first day of such LIBOR Period (or if not so published, then as determined by Bank from another recognized source or interbank quotation), or (ii) for the purpose of calculating effective rates of interest for loans making reference to Daily One Month LIBOF{ the rate of interest per annum determined by Bank based on the rate for United States dollar deposits for delivery of funds for one (1) month as published by the ICE Benchmark Administration Limited, a United Kingdom company, at approximately 11:00 a.m., London time, or, for any day not a London Business Day, the immediately preceding London Business Day (or if not so published, then as determined by Bank from another recognized source or interbank quotation); provided, however, that if LIBOR determined as provided above would be less than zero percent (0.0%), then LIBOR shall be deemed to be zero percent (0.0%).

(c)"LIBOR Period" means a period commencing on a New York Business Day and continuing for one (1) or three (3) months, as designated by Borrower, during which all or a portion of the outstanding principal balance of this Note bears interest determined in relation to LIBOR; provided however, that (i) no LIBOR Period may be selected for a principal amount less than One Hundred Thousand Dollars ($100,000.00), (ii) if the day after the end of any LIBOR Period is not a New York Business Day (so that a new LIBOR Period could not be selected by Borrower to start on such day), then such LIBOR Period shall continue up to, but shall not include, the next New York Business Day after the end of such LIBOR Period , unless the result of such extension would be to cause any immediately following LIBOR Period to begin in the next calendar month in which event the LIBOR Period shall continue up to. but shall not include the New York Business Day immediately preceding the last day of such LIBOR Period, and (iii) no LIBOR Period shall extend beyond the scheduled maturity date hereof.

(d)"London Business Day" means any day that is a day for trading by and between banks in dollar deposits in the London interbank market.

(e)"New York Business Day" means any day except a Saturday, Sunday or any other day on which commercial banks in New York are authorized or required by law to close.

(f)"State Business Day" means any day except a Saturday, Sunday or any other day on which commercial banks in the jurisdiction described in "Governing Law" herein are authorized or required by law to close.

INTEREST:

(a)Interest. The outstanding principal balance of this Note shall bear interest (computed on the basis of a 360-day year, actual days elapsed) either (i) at a fluctuating rate per annum determined by Bank to be seventy-five hundredths percent (0.75%) above Daily One Month LIBOR in effect from time to time, or (ii) at a fixed rate per annum determined by Bank to be seventy-five hundredths percent (0.75%) above LIBOR in effect on the first day of the applicable LIBOR Period. Bank is hereby authorized to note the date, principal amount and interest rate applicable thereto and any payments made thereon on Bank's books and records (either manually or by electronic entry) and/or on any schedule attached to this Note, which notations shall be prima facie evidence of the accuracy of the information noted.

(b)Selection of Interest Rate Options. Subject to the provisions herein regarding LIBOR Periods and the prior notice required for the selection of a LIBOR interest rate, (i) at any time any portion of this Note bears interest determined in relation to LIBOR for a LIBOR Period, it may be continued by Borrower at the end of the LIBOR Period applicable thereto so that all or a portion thereof bears interest determined in relation to Daily One Month LIBOR or to LIBOR for a new LIBOR Period designated by Borrower, (ii) at any time any portion of this Note bears interest determined in relation to Daily One Month LIBOR, Borrower may convert all or a portion thereof so that it bears interest determined in relation to LIBOR for a LIBOR Period designated by Borrower, and (iii) at the time an advance is made hereunder, Borrower may choose to have all or a portion thereof bear interest determined in relation to Daily One Month LIBOR or to UBOR for a LIBOR Period designated by Borrower.

To select an interest rate option hereunder determined in relation to LIBOR for a LIBOR Period, Borrower shall give Bank notice thereof that is received by Bank prior to 11:00 a.m. in the jurisdiction described in "Governing Law" herein on a State Business Day at least two State Business Days prior to the first day of the LIBOR Period, or at a later time during such State Business Day if Bank, at its sole discretion, accepts Borrower's notice and quotes a fixed rate to Borrower. Such notice shall specify: (A) the interest rate option selected by Borrower, (8) the principal amount subject thereto, and (C) for each LIBOR selection, the length of the applicable LIBOR Period. If Bank has not received such notice in accordance with the foregoing before an advance is made hereunder or before the end of any LIBOR Period, Borrower shall be deemed to have made a Daily One Month LIBOR interest selection for such advance or the principal amount to which such LIBOR Period applied. Any such notice may be given by telephone (or such other electronic method as Bank may permit) so long as it is given in accordance with the foregoing and, with respect to each LIBOR selection, if requested by Bank, Borrower provides to Bank written confirmation thereof not later than three State Business Days after such notice is given. Borrower shall reimburse Bank immediately upon demand for any loss or expense (including any loss or expense incurred by reason of the liquidation or redeployment of funds obtained to fund or maintain a LIBOR borrowing) incurred by Bank as a result of the failure of Borrower to accept or complete a LIBOR borrowing hereunder after making a request therefor. Any reasonable determination of such amounts by Bank shall be conclusive and binding upon Borrower. Should more than one person or entity sign this Note as a Borrower, any notice required above may be given by any one Borrower acting alone, which notice shall be binding on all other Borrowers.

(c)Taxes and Regulatory Costs. Borrower shall pay to Bank immediately upon demand, in addition to any other amounts due or to become due hereunder, any and all (i) withholdings, interest equalization taxes, stamp taxes or other taxes (except income and franchise taxes) imposed by any domestic or foreign governmental authority and related in any manner to LIBOR, and (ii) costs, expenses and liabilities arising from or in connection with reserve percentages prescribed by the Board of Governors of the Federal Reserve System (or any successor) for "Eurocurrency Liabilities" (as defined in Regulation D of the Federal Reserve Board, as amended), assessment rates imposed -by-tt:ie-1:eder al Deposit Insurance Corporation, or similar requirements or costs imposed by any domestic or foreign governmental authority or resulting from compliance by Bank with any request or directive (whether or not having the force of law) from any central bank or other governmental authority and related in any manner to LIBOR. In determining which of the foregoing are attributable to any LIBOR option available to Borrower hereunder, any reasonable allocation made by Bank among its operations shall be conclusive and binding upon Borrower.

(d)Default Interest. The Bank shall have the option in its sole and absolute discretion to have the outstanding principal balance of this Note bear interest at an increased rate per annum (computed on the basis of a 360-day year, actual days elapsed) equal to four percent (4%) above the rate of interest from time to time applicable to this Note (i) from and after the maturity date of this Note; (ii) from and after the date prior to the maturity date of this Note when all principal owing hereunder becomes due and payable by acceleration or otherwise; and/or (iii) upon the occurrence and during the continuance of any Event of Default.

BORROWING AND REPAYMENT:

(a)Borrowing and Repayment of Principal. Borrower may from time to time during the term of this Note borrow, partially or wholly repay its outstanding borrowings, and reborrow, subject to all of the limitations, terms and conditions of this Note and of any document executed in connection with or governing this Note; provided however, that the total outstanding borrowings under this Note shall not at any time exceed the principal amount stated above. The unpaid principal balance of this obligation at any time shall be the total amounts advanced hereunder by the holder hereof less the amount of principal payments made hereon by or for Borrower, which balance may be endorsed hereon from time to time by the holder. The outstanding principal balance of this Note shall be due and payable in full on May 31, 2020.

(b)Payment of Interest. Interest accrued on this Note shall be payable on the first day of each month, commencing June 1, 2019, and on the maturity date set forth above.

(c)Advances. Advances hereunder, to the total amount of the principal sum stated above, may be made by the holder at the written request of (i) the PRESIDENT, CFO or any   one acting alone, who are authorized, in writing signed by the PRESIDENT or CFO and addressed to the Bank, to request advances and direct the disposition of any advances until written notice of the revocation of such authority is received by the holder at the office  designated above; Borrower shall furnish to holder documentation satisfactory to holder of the incumbency of any person at any time upon holder's request, or (ii) any person, with respect to advances deposited to the credit of any deposit account of Borrower, which advances, when so deposited, shall be conclusively presumed to have been made to or for the benefit of Borrower regardless of the fact that persons other than those authorized to request advances may have authority to draw against such account and holder shall have no obligation to determine whether any person requesting an advance is or has been authorized by Borrower.

(d)Application of Payments.  Each payment made on this Note shall be credited first, to any interest then due and second, to the outstanding principal balance hereof. All payments credited to principal shall be applied first, to the outstanding principal balance of this Note which bears interest determined in relation to Daily One Month LIBOR, if any, and second, to the outstanding principal balance of this Note which bears interest determined in relation to LIBOR, with such payments applied to the oldest LIBOR Period   first.

PREPAYMENT:

(a)Daily One Month LIBOR. Borrower may prepay principal on any portion of this Note which bears interest determined in relation to the Daily One Month LIBOR rate at any time, in any amount and without penalty.

(b)LIBOR. Borrower may prepay principal on any portion of this Note which bears interest determined in relation to LIBOR at any time and in the minimum amount of One Hundred Thousand Dollars ($100,000.00); provided however, that if the outstanding principal balance of such portion of this Note is less than said amount, the minimum prepayment amount shall be the entire outstanding principal balance thereof. In consideration of Bank providing this prepayment option to Borrower, or if any such portion of this Note shall become due and payable at any time prior to the last day of the LIBOR Period applicable thereto by acceleration or otherwise, Borrower shall pay to Bank immediately upon demand a fee which is the sum of the discounted monthly differences for each month from the month of prepayment through the month in which such LIBOR Period matures, calculated as follows for each such month:

(i)Determine the amount of interest which would have accrued each month on the amount prepaid at the interest rate applicable to such amount had it remained outstanding until the last day of the LIBOR Period applicable thereto.

(ii)Subtract from the amount determined in (i) above the amount of interest which would have accrued for the same month on the amount prepaid for the remaining term of such LIBOR Period at LIBOR in effect on the date of prepayment for new loans made for such term and in a principal amount equal to the amount prepaid.

(iii)If the result obtained in (ii) for any month is greater than zero, discount that difference by LIBOR used in (ii) above.

Borrower acknowledges that prepayment of such amount may result in Bank incurring additional costs, expenses and/or liabilities, and that it is difficult to ascertain the full extent of such costs, expenses and/or liabilities. Borrower, therefore, agrees to pay the above-described prepayment fee and agrees that said amount represents a reasonable estimate of the prepayment costs, expenses and/or liabilities of Bank. If Borrower fails to pay any prepayment fee when due, the amount of such prepayment fee shall thereafter bear interest until paid at a rate per annum two percent (2.00%) above the Daily One Month LIBOR rate in effect from time to time (computed on the basis of a 360-day year, actual days elapsed).

(c)Application of Prepayments.  If principal under this Note is payable in more than one installment, then any prepayments of principal shall be applied to the most remote principal installment or installments then unpaid.

EVENTS OF DEFAULT:

This Note is made pursuant to and is subject to the terms and conditions of that certain Credit Agreement between Borrower and Bank dated May 3, 2016, as amended from time to time (the "Credit Agreement"). Any default in the payment or performance of any obligation under this Note, or any defined event of default under the Credit Agreement, shall constitute an "Event of Default" under this Note.

MISCELLANEOUS:

(a)Remedies. Upon the sale, transfer, hypothecation, assignment or other encumbrance, whether voluntary, involuntary or by operation of law, of all or any interest in any real property securing this Note, if any, or upon the occurrence of any Event of Default, the  holder of this Note, at the holder's option, may declare all sums of principal and interest outstanding hereunder to be immediately due and payable without presentment, demand, notice  of nonperformance, notice of protest, protest or notice of dishonor, all of which are expressly waived by Borrower, and the obligation, if any, of the holder to extend any further credit  hereunder shall immediately cease and terminate. Borrower shall pay to the holder immediately upon demand the full amount of all  payments, advances, charges, costs and expenses,  including reasonable attorneys' fees (to include outside counsel fees and all allocated costs of the holder's in-house counsel), expended or incurred by the holder in connection with the enforcement of the holder's rights  and/or the collection of any amounts which become due to   the holder under this Note whether or not suit is brought, and the prosecution or defense of any action in any way related to this Note, including without limitation, any action for declaratory  relief, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Bank or any other person} relating to Borrower or any other person or entity.

(b)Collateral Exclusion. No lien or security interest created by or arising under any deed of trust, mortgage, security deed, or similar real estate collateral agreement ("Lien Document'') shall secure the Note Obligations unless such Lien Document specifically describes the promissory note(s), instrument(s) or agreement(s) evidencing Note Obligations as a part of the indebtedness secured thereby. This exclusion shall apply notwithstanding (i) the fact that such Lien Document may appear to secure the Note Obligations by virtue of a cross collateralization provision or other provisions expanding the scope of the secured obligations, and (ii) whether such Lien Document was entered into prior to, concurrently with, or after the date hereof. As used herein, "Note Obligations" means any obligations under this Note, as amended, extended, renewed, refinanced, supplemented or otherwise modified from time to time, or under any other evidence of indebtedness that has been modified, renewed or extended in whole or in part by this Note, as amended, extended, renewed, refinanced, supplemented or otherwise modified from time to time.

(c)Obligations Joint and Several. Should more than one person or entity sign this Note as a Borrower, the obligations of each such Borrower shall be joint and several.

(d)Governing Law. This Note shall be governed by and construed in accordance with the laws of Pennsylvania, but giving effect to federal laws applicable to national banks, without reference to the conflicts of law or choice of law principles thereof.

(e)Effective Date. The effective date of this Note shall be the date that Bank has accepted this Note and all conditions to the effectiveness of the Credit Agreement have been fulfilled to Bank's satisfaction. Notwithstanding the occurrence of the effective date of this Note, Bank shall not be obligated to extend credit under this Note until all conditions to each extension of credit set forth in the Credit Agreement have been fulfilled to Bank's satisfaction.

(f)Business Purpose. Borrower represents and warrants that all loans evidenced by this Note are for a business, commercial, investment, or other similar purpose and not primarily for a personal, family or household use.

(g)WARRANT OF ATTORNEY TO CONFESS JUDGMENT. BORROWER HEREBY IRREVOCABLY AUTHORIZES AND EMPOWERS THE PROTHONOTARY, ANY ATTORNEY OR ANY CLERK OF ANY COURT OF RECORD, FOLLOWING THE OCCURRENCE OF AN EVENT OF DEFAULT, TO APPEAR FOR AND CONFESS JUDGMENT AGAINST BORROWER FOR SUCH SUMS AS ARE DUE AND/OR MAY BECOME DUE UNDER THIS NOTE, WITH OR WITHOUT DECLARATION, WITH COSTS OF SUIT, WITHOUT STAY OF EXECUTION AND WITH AN AMOUNT EQUAL TO FIFTEEN PERCENT (15%) OF THE AMOUNT OF SUCH JUDGMENT, BUT NOT LESS THAN TEN THOUSAND DOLLARS ($10,000.00), ADDED FOR ATTORNEYS' COLLECTION FEES. TO THE EXTENT PERMITTED BY LAW, BORROWER RELEASES ALL ERRORS IN SUCH PROCEEDINGS. IF A COPY OF THIS NOTE, VERIFIED BY AFFIDAVIT BY OR ON BEHALF OF THE HOLDER OF THIS NOTE SHALL HAVE BEEN FILED IN SUCH ACTION, IT SHALL NOT BE NECESSARY TO FILE THEORIGINAL NOTE AS A WARRANT OF ATTORNEY. THE AUTHORITY AND POWER TO APPEAR FOR AND CONFESS JUDGMENT AGAINST BORROWER SHALL NOT BE EXHAUSTED BY THE INITIAL EXERCISE THEREOF AND MAY BE EXERCISED AS OFTEN AS THE HOLDER SHALL FIND IT NECESSARY AND DESIRABLE AND THIS NOTE SHALL BE A SUFFICIENT WARRANT THEREFORE. THE HOLDER HEREOF MAY CONFESS ONE OR MORE JUDGMENTS IN THE SAME OR DIFFERENT JURISDICTIONS FOR ALL OR ANY PART OF THE AMOUNT OWING HEREUNDER, WITHOUT REGARD TO WHETHER JUDGMENT HAS THERETOFORE BEEN CONFESSED ON MORE THAN ONE OCCASION FOR THE SAME AMOUNT.  IN THE EVENT ANY JUDGMENT CONFESSED AGAINST BORROWER HEREUNDER IS STRICKEN OR OPENED UPON APPLICATION BY OR ON BORROWER'S BEHALF FOR ANY REASON, THE HOLDER IS HEREBY AUTHORIZED AND EMPOWERED TO AGAIN APPEAR FOR AND CONFESS JUDGMENT AGAINST BORROWER FOR ANY PART OR ALL OF THE AMOUNTS OWING HEREUNDER, AS PROVIDED FOR HEREIN, IF DOING SO WILL CURE ANY ERRORS OR DEFECTS IN SUCH PRIOR PROCEEDINGS.

IN WITNESS WHEREOF, the undersigned has executed this Note as a sealed instrument to be effective as of the effective date set forth herein.

GLOBUS MEDICAL, INC.

By: /s/ DANIEL SCAVILLA(SEAL)

DANIEL SCAVILLA, CFO

GLOBUS MEDICAL NORTH AMERICA, INC.

By: /s/ DANIEL SCAVILLA(SEAL)

DANIEL SCAVILLA, CFO

THIRD AMENDMENT TO CREDIT AGREEMENT

THIS AMENDMENT TO CREDIT AGREEMENT (this "Amendment") dated May 22, 2019, is entered into by and between GLOBUS MEDICAL, INC., a Delaware corporation and GLOBUS MEDICAL NORTH AMERICA, INC., a Pennsylvania corporation (each individually, a "Borrower"), and WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank"). Each reference herein to "Borrower" shall mean each and every party, collectively and individually, defined above as a Borrower.

RECITALS

WHEREAS, Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Credit Agreement between Borrower and Bank dated May 3, 2016, as amended from time to time ("Credit Agreement").

WHEREAS, Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Credit Agreement and have agreed to amend the Credit Agreement to reflect said changes.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Credit Agreement shall be amended as follows:

1.Section 1.1. (a) is hereby amended by deleting "May 31, 2019" as the last day on which Bank will make advances under the Line of Credit, and by substituting for said date "May 31, 2020". Any promissory note delivered in connection with this Amendment shall replace and be deemed the Line of Credit Note defined in and made pursuant to the Credit Agreement.

2.Section 4.2. is hereby deleted in its entirety, and the following substituted therefor:

"SECTION 4.2.ACCOUNTING RECORDS.

Maintain adequate books and records in accordance with generally accepted accounting principles consistently applied, and permit any representative of Bank, at any reasonable time, to inspect, audit and examine such books and records, to make copies of the same, and to inspect the properties of Borrower. If at any time any change in generally accepted accounting principles would affect the computation of any covenant (including the computation of any financial covenant) and/or pricing grid set forth in this Agreement or any other Loan Document, Borrower and Bank shall negotiate in good faith to amend such covenant and/or pricing grid to preserve the original intent in light of such change; provided, that, until so amended, (i) such covenant and/or pricing grid shall continue to be computed in accordance with the application of generally accepted accounting principles prior to such change and (ii) Borrower shall provide to Bank a written reconciliation in form and substance reasonably satisfactory to Bank, between calculations of such covenant and/or pricing grid made before and after giving effect to such change in generally accepted accounting principles."

3.The effective date of this Amendment shall be the date that all of the following conditions set forth in this Section have been satisfied, as determined by Bank and evidenced by Bank's system of record. Notwithstanding the occurrence of the effective date of this Amendment, Bank shall not be obligated to extend credit under this Amendment or any other Loan Document until all conditions to each extension of credit set forth in the Credit Agreement have been fulfilled to Bank's satisfaction.

(a)Approval of Bank Counsel. All legal matters incidental to the effectiveness of this Amendment shall be satisfactory to Bank's counsel.

(b)Documentation. Bank shall have received, in form and substance satisfactory to Bank, each of the following, duly executed by all parties:

(i)This Amendment and each promissory note or other instrument or document required hereby.

(ii)Notice of Waiver of Rights.

(iii)Such other documents as Bank may require under any other Section of this Amendment.

(c)Regulatory and Compliance Requirements. All regulatory and compliance requirements, standards and processes shall be completed to the satisfaction of Bank.

4.Except as specifically provided herein, all terms and conditions of the Credit Agreement remain in full force and effect, without waiver or modification. All terms defined in the Credit Agreement shall have the same meaning when used in this Amendment. This Amendment and the Credit Agreement shall be read together, as one document.

5.Borrower hereby remakes all representations and warranties contained in the Credit Agreement and reaffirms all covenants set forth therein. Borrower further certifies that as of the date of this Amendment there exists no Event of Default as defined in the Credit Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.

6.Borrower hereby covenants that Borrower shall provide to Bank from time to time such other information as Bank may request for the purpose of enabling Bank to fulfill its regulatory and compliance requirements, standards and processes. Borrower hereby represents and warrants to Bank that all information provided from time to time by Borrower or any Third Party Obliger to Bank for the purpose of enabling Bank to fulfill its regulatory and compliance requirements, standards and processes was complete and correct at the time such information was provided and, except as specifically identified to Bank in a subsequent writing, remains complete and correct today, and shall be complete and correct at each time Borrower is required to reaffirm the representations and warranties set forth in the Credit Agreement.

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Amendment to be executed as a sealed instrument and to be effective as of the effective date set forth above.

WELLS FARGO BANK,

GLOBUS MEDICAL, INCNATIONAL ASSOCIATION

By: /s/ DANIEL SCAVILLA(SEAL)By: /s/ JOSEPH J. DEMARCO, JR.

DANIEL SCAVILLA, CFOJOSEPH J. DEMARCO, JR.,

SENIOR VICE PRESIDENT

GLOBUS MEDICAL NORTH AMERICA, INC.

By: /s/ DANIEL SCAVILLA(SEAL)

DANIEL SCAVILLA, CFO